Exhibit 16

                                 March 19, 2002




Securities and Exchange Commission
Washington, D.C.


Gentlemen:

We have reviewed the statements made by Empire Energy Corporation (the "Registrant") in Item 4 "Changes in Registrant's Certifying Accountants", included in Form 8-K dated March 13, 2002. Our responses are as follows:

o We confirm that we were notified of our dismissal as the Registrant's independent accountants on March 13, 2002.

o We confirm that our reports on the Registrant's financial statements for all periods reported upon contained no adverse opinions or disclaimers of opinion, nor were they qualified as to audit scope or accounting principles.

o We confirm that there were no disagreements between Sartain Fischbein & Co. and the Registrant on any matter of accounting principles or practices, financial statement disclosure or auditing scope.


                                            Sincerely,




                                            /s/  SARTAIN FISCHBEIN & CO.
                                            -----------------------------------
                                                 SARTAIN FISCHBEIN & CO.